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                                                                     EXHIBIT 11


                         MARINE MANAGEMENT SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                   (UNAUDITED)



                                                              Nine Months Ended                      Three Months Ended
                                                          Sept. 30           Sept. 30           Sept. 30           Sept. 30
                                                            1997               1996               1997               1996
                                                         -----------        -----------        -----------        -----------
Common shares outstanding at January 1:                    2,701,110          2,007,576          4,421,120          2,701,110

IPO offering, May 7, 1997                                  1,440,000

Other stock transactions in 1996, net:                                         693,534
Other stock transactions in 1997, net:                       280,010
                                                         -----------        -----------        -----------        -----------


Common shares outstanding on September 30,:                4,421,120          2,701,110          4,421,120          2,701,110

Adjustment to weighted average:                             (764,449)          (255,671)

Stock options                                                 46,218             71,290             46,218             71,290

Warrants:                                                    347,219            347,219            347,219            347,219

Convertible securities                                                          377,777                               377,777

Treasury stock adjustments                                  (339,023)          (540,222)          (416,777)          (540,222)

Less:  receivable shares                                                        (77,767)                              (77,767)
                                                         -----------        -----------        -----------        -----------

Weighted average outstanding shares @ September 30         3,711,085          2,623,736          4,397,780          2,879,407
                                                         ===========        ===========        ===========        ===========

Net loss for periods ending September 30,                $(2,110,912)       $  (789,461)       $  (661,568)       $  (367,706)
Adjustment for assumed 10% interest on proceeds
  from sales and proceeds used on treasury                                       18,015                                48,552

Adjusted net loss:                                       $(2,110,912)       $  (771,446)       $  (661,568)       $  (319,154)
                                                         ===========        ===========        ===========        ===========

Earnings (loss) per share:                                     (0.57)             (0.29)             (0.15)             (0.11)
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                 See accompanying Notes to Financial Statements